UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On December 26, 2006, Cadmus Communications Corporation (“Cadmus”) entered into an Agreement of Merger, dated as of December 26, 2006 (the “Merger Agreement”) among Cenveo, Inc. (“Cenveo”), Mouse Acquisition Corp. (“Mouse Acquisition Corp.”), an indirect wholly-owned subsidiary of Cenveo, and Cadmus, pursuant to which Mouse Acquisition Corp. will be merged with and into Cadmus (the “Merger”), with Cadmus being the surviving company in the Merger as an indirect wholly-owned subsidiary of Cenveo.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Cadmus common stock, par value $0.50 per share (“Cadmus Common Stock”), will be converted into the right to receive $24.75 per share in cash, without interest thereon (the “Merger Consideration”).

Cadmus and Cenveo have made customary representations, warranties and covenants in the Merger Agreement. In the Merger Agreement, Cadmus has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Consummation of the Merger is subject to a number of customary conditions, including, among others, approval by the holders of a majority of the outstanding shares of Cadmus Common Stock.

The Merger Agreement contains certain termination rights for both Cadmus and Cenveo, and further provides that if the Merger Agreement is terminated under certain circumstances, including in order for Cadmus to pursue an offer from another party that is deemed by its board of directors in good faith to be superior or if a transaction with a third party relating to an alternative business combination is entered into or consummated within 12 months of termination, Cadmus will pay Cenveo a termination fee of $8.375 million plus reimbursement of Cenveo’s transaction expenses of up to $500,000.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

As described above, the Merger Agreement contains representations and warranties that Cadmus and Cenveo made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Cadmus and Cenveo and are subject to important qualifications and limitations agreed to by Cadmus and Cenveo in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between Cadmus and Cenveo rather than establishing matters as facts.

Voting Agreement

In connection with the execution of the Merger Agreement, Cenveo entered into a Voting Agreement (the “Voting Agreement”) with Bruce V. Thomas, Clary Limited, Purico (IOM) Limited and Melham US Inc. (the “Shareholders”), who in the aggregate hold approximately 21% of the outstanding shares of Cadmus Common Stock. Pursuant to the Voting Agreement, each Shareholder, in their capacities as a shareholder of Cadmus, agreed to vote his or its shares of Cadmus Common Stock in favor of the transactions contemplated by the Merger Agreement. In the event that the Merger Agreement is terminated, the Voting Agreement will terminate as well.

Amendment to Rights Agreement

Immediately prior to the execution of the Merger Agreement, on December 26, 2006, Cadmus entered into an Amendment No. 3 to Rights Agreement (the “Rights Agreement Amendment”) with American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”). The Rights Agreement Amendment amends the Rights Agreement, dated February 15, 1999 (as amended by an Amendment to Rights Agreement dated as of February 17, 2000 and Amendment No. 2 to Rights Agreement dated as of May 14, 2003, as amended, the “Rights Agreement”), between Cadmus and the Rights Agent, for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Merger, the Voting Agreement and the other transactions contemplated thereby.

The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01. Other Events

On December 27, 2006, Cadmus issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release issued by Cadmus on December 27, 2006, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement of Merger, dated as of December 26, 2006, among Cadmus Communications Corporation, Cenveo, Inc., and Mouse Acquisition Corp.

4.1	Amendment No. 3 to Rights Agreement, dated as of December 26, 2006, between Cadmus Communications Corporation and American Stock Transfer & Trust Company, as Rights Agent.

99.1	Press release, dated December 27, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Bruce V. Thomas
Bruce V. Thomas
President and Chief Executive Officer

Date: December 27, 2006

Exhibit Index

Exhibit No.	Description
2.1	Agreement of Merger, dated as of December 26, 2006, among Cadmus Communications Corporation, Cenveo, Inc., and Mouse Acquisition Corp.

4.1	Amendment No. 3 to Rights Agreement, dated as of December 26, 2006, between Cadmus Communications Corporation and American Stock Transfer & Trust Company, as Rights Agent.

99.1	Press release, dated December 27, 2006.